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                                   EXHIBIT A



                             JOINT FILING AGREEMENT

          The undersigned hereby agree that the statement on Schedule 13D dated December 17, 1997 with respect to the Common Stock of ITLA Capital Corporation is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

          This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

Dated:  December 23, 1997
                                 FBR ASHTON, LIMITED PARTNERSHIP

                                 By: /s/ George Abraham
                                     --------------------------------
                                 Managing Director of General Partner

                                 FBR OPPORTUNITY FUND, LTD. CLASS A

                                 By: /s/ George Abraham
                                     --------------------------------
                                 Alternate Director

                                 FRIEDMAN BILLINGS RAMSEY
                                  INVESTMENT MANAGEMENT, INC.

                                 By: /s/ George Abraham
                                     --------------------------------
                                 Managing Director

                                 FBR OFFSHORE MANAGEMENT, INC.

                                 By: /s/ George Abraham
                                     --------------------------------
                                 Managing Director

                                 /s/  Emanuel J. Friedman
                                 ------------------------------------
                                      Emanuel J. Friedman